Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations – John Hobbs
Media – Michelle DeGrand
+1 425-453-9400

ESTERLINE REPORTS FISCAL 2018 FIRST QUARTER FINANCIAL RESULTS;

EXPECTS TO RESTATE FISCAL YEAR 2017 10-K

•	Fiscal 2018 First Quarter Results
•	Sales of $482.3 million, up 5.4% over the prior year

•	U.S. GAAP loss from continuing operations of $34.0 million, or $1.13 per diluted share, including provisional $48.6 million, or $1.62 per diluted share, one-time, non-cash tax expenses as a result of enactment of the U.S. Tax Cuts and Jobs Act of 2017

•	Free cash flow of $49 million

BELLEVUE, Wash., February 1, 2018 – Esterline Corporation (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving the global aerospace and defense markets, today reported results for the fiscal 2018 first quarter ended December 29, 2017. In the first quarter of fiscal 2018, the company generated $482.3 million in revenue, compared with $457.7 million in the prior-year period. Revenues increased in each of the company’s business segments compared with the same period in 2017.

Esterline’s Chief Executive Officer, Curtis Reusser said, “We’ve started the year by exceeding our initial expectations. The first quarter of fiscal 2018 included higher revenue in all segments, strong free cash flow of $49 million, meaningful growth in orders, and a sequential increase in backlog across all our segments. This good start to the year and the strength of our backlog sets us up to achieve our operational objectives for the full year.”

The company also announced that it will restate its financial results for the three fiscal years ended September 29, 2017, as a result of an accounting error in its Sensors and Systems segment. The accounting error had no effect on cash and is related to intercompany transactions within the Power Systems business platform. The company currently estimates the non-cash accounting error would reduce reported after-tax earnings cumulatively by $9 million to $10 million. The company is working diligently to complete its review and correction of the error and will file an amended fiscal 2017 10-K and file its first quarter fiscal 2018 10-Q as soon as practical. The first quarter fiscal 2018 earnings report does not include first quarter fiscal 2017 comparisons for the financial measures that may be impacted by the restatement. The company is reassessing its internal controls as a result of the identification of the error.

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“We are clearly disappointed in discovering an accounting error that will require restatement of our prior-period financials, and we are investigating the root cause in order to ensure our processes and accounting tools in those businesses are sufficiently robust. We do not expect this error to impact fiscal 2018,” Reusser said.

“Looking forward,” continued Reusser, “the recent tax reforms are expected to increase our flexibility to access and utilize cash generated by our international operations. Like many companies with profitable and significant foreign operations, we are recognizing discrete tax expenses in the first quarter of 2018, the result of the new tax laws.”

First Quarter Results

The company recorded discrete tax expenses of $48.6 million, or $1.62 per diluted share, related to the recently enacted U.S. Tax Cuts and Jobs Act of 2017 (TCJA). Including that impact, the company reported a loss from continuing operations for the first quarter of fiscal 2018 of $34.0 million, or $1.13 per diluted share. Excluding the discrete impact of the TCJA, the company generated earnings from continuing operations of $14.6 million, or $0.49 per diluted share.

Gross profit in the first quarter of fiscal 2018 was $150.4 million, or 31.2% of sales.

Selling, general and administrative (SG&A) expenses during the first quarter of fiscal 2018 were $99.1 million, or 20.5% of sales.

Research, development and engineering (R&D) spending in the first quarter of fiscal 2018 was $26.9 million, or 5.6% of sales.

The company reported consolidated operating earnings from continuing operations before interest and tax in the first quarter of fiscal 2018 of $27.4 million, or 5.7% of sales.

The company’s total income tax expense in the first quarter of fiscal 2018 was $53.7 million and included the $48.6 million one-time tax expense resulting from the TCJA.

Cash flow from operations through the first quarter of fiscal 2018 was $62.4 million. Capital expenditures totaled $13.4 million, leading to free cash flow through the first quarter of fiscal 2018 of $49.0 million. Through the first quarter of fiscal 2017, cash flow from operations was $45.5 million and free cash flow was $30.2 million, after capital expenditures of $15.3 million.

Bookings and New Programs

New orders in the first quarter of fiscal 2018 were $566.1 million, compared with $421.5 million in the comparable period in 2017. Orders in all three business segments grew at double-digit rates compared with the prior year. Backlog at the end of the first quarter of fiscal 2018 was $1.39 billion, compared with $1.26 billion at the end of the same period in fiscal 2017 and was well balanced across each segment and their principal businesses.

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Page 3 of 8 Esterline Reports Fiscal 2018 First Quarter Financial Results

Share Repurchase Activity

During the first quarter of fiscal 2018, the company repurchased approximately $20.4 million of its shares under the existing share repurchase authorization, acquiring 287,500 shares at an average price of $71.11 per share. The share repurchase was financed by use of our credit facility. As of December 29, 2017, the company had $71.0 million remaining under its existing repurchase authorization.

Tax Reform

Esterline is a truly international company with operations across the globe. Because of the corporation’s mix of U.S. and international profits, the U.S. tax reforms result in a modest favorable impact to the effective tax rate for 2018 and beyond. The company now estimates a reduced blended book tax rate for the full fiscal year 2018 in a range of 25% to 27%, excluding any one-time discrete tax items. In the first quarter of fiscal 2018, the company recorded provisional discrete tax expenses of $48.6 million, which included a one-time impact from deemed repatriation of foreign earnings of $42.0 million, as well as other, smaller state and foreign tax expenses arising from the reforms.

Fiscal 2018 Outlook

The company’s operational expectations for fiscal year 2018 have not changed. As a result, the company is maintaining its full-year guidance. Revenues are expected to be in the range $2.025 billion to $2.075 billion, EBITDA in the range of $290 million to $310 million and free cash flow in the range of $105 million to $130 million. The discrete tax expenses due to the U.S. tax reforms, totaling $1.62 per diluted share, are not included in the company’s earnings guidance range of $3.65 to $4.05 per diluted share.

Additional information about the company’s financial results is available in a presentation on the company’s website (www.esterline.com) in the Investor Relations section under “Presentations.” The presentation is also included as Exhibit 99.2 to the company’s report on Form 8-K, which is being submitted today to the SEC. A presentation detailing the company’s approach to capital allocation is also attached to the company’s report on Form 8-K as Exhibit 99.3 and is posted to the website.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 877-307-0078; outside the U.S., use 531-289-2890. The pass code for the call is: 8080726.

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Non-GAAP Financial Information

This press release and the related presentation providing supplemental financial information may include non-GAAP financial measures—adjusted earnings from continuing operations, adjusted earnings from continuing operations per diluted share, adjusted operating earnings from continuing operations (EBIT), adjusted earnings before interest, tax, depreciation and amortization (EBITDA), adjusted SG&A expense, and free cash flow—that have not been calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the one-time expenses associated with the TCJA. Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. EBIT is defined as operating earnings from continuing operations. Adjusted EBIT excludes the same costs excluded from adjusted earnings from continuing operations set forth in the table below. EBITDA is EBIT plus depreciation and amortization of $25.9 million in the first quarter of fiscal 2018. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations in the applicable periods. Free cash flow is defined as cash flow from operations less capital expenditures. Additional relevant reconciliations are included in the presentation providing supplemental financial information.

In millions, except per share amounts

	Three Months Ended December 29, 2017
		Diluted EPS
Earnings (Loss) from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$(34.0)	$(1.13)
Provisional Tax Expense Due to TCJA	48.6	1.62

Non-GAAP Earnings from Continuing Operations, Net of Tax	$14.6	$0.49

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

In addition, management believes including these non-GAAP financial measures enhances investors’ and financial analysts’ understanding of the company’s performance as well as their ability to assess and compare the company’s historical results of operations.

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These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Transition Report on Form 10-K.

See attached Consolidated Statement of Operations, Consolidated Sales and Earnings from Continuing Operations by Segment, and Consolidated Balance Sheet

Page 6 of 8 Esterline Reports Fiscal 2018 First Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION Consolidated Statement of Operations (unaudited) In thousands, except per share amounts
Three Months Ended December 29, 2017
Segment Sales
Avionics & Controls	$202,703
Sensors & Systems	175,771
Advanced Materials	103,874

Net Sales	482,348
Cost of Sales	331,994

150,354
Expenses
Selling, general and administrative	99,057
Research, development and engineering	26,923
License fee income	(3,025)

Total Expenses	122,955

Operating Earnings from Continuing Operations	27,399
Interest Income	(298)
Interest Expense	7,604

Earnings from Continuing Operations Before Income Taxes	20,093
Income Tax Expense	53,729

Earnings (Loss) from Continuing Operations Including Noncontrolling Interests	(33,636)
Earnings Attributable to Noncontrolling Interests	(353)

Earnings (Loss) from Continuing Operations Attributable to Esterline, Net of Tax	(33,989)
Loss from Discontinued Operations, Attributable to Esterline, Net of Tax	(166)

Net Earnings (Loss) Attributable to Esterline	$(34,155)

Earnings (Loss) Per Share — Basic:
Continuing Operations	$(1.13)
Discontinued Operations	(0.01)

Earnings (Loss) Per Share — Basic	$(1.14)

Earnings (Loss) Per Share — Diluted:
Continuing Operations	$(1.13)
Discontinued Operations	(0.01)

Earnings (Loss) Per Share — Diluted	$(1.14)

Weighted Average Number of Shares Outstanding — Basic	29,903
Weighted Average Number of Shares Outstanding — Diluted	29,903

Page 7 of 8 Esterline Reports Fiscal 2018 First Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings from Continuing Operations by Segment (unaudited)

In thousands

Three Months Ended December 29, 2017
Segment Sales
Avionics & Controls	$202,703
Sensors & Systems	175,771
Advanced Materials	103,874

Net Sales	$482,348

Earnings from Continuing Operations Before Income Taxes
Avionics & Controls	$20,385
Sensors & Systems	12,479
Advanced Materials	14,583

Segment Earnings	47,447
Corporate expense	(20,048)
Interest income	298
Interest expense	(7,604)

Earnings from Continuing Operations Before Income Taxes	$20,093

Page 8 of 8 Esterline Reports Fiscal 2018 First Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet

In thousands

December 29, 2017
(unaudited)
Assets
Current Assets
Cash and cash equivalents	$354,872
Accounts receivable, net	382,442
Inventories	501,768
Income tax refundable	8,487
Prepaid expenses	22,424
Other current assets	14,345
Current assets of businesses held for sale	2,834

Total Current Assets	1,287,172
Property, Plant and Equipment, Net	346,633
Other Non-Current Assets
Goodwill	1,058,293
Intangibles, net	350,005
Deferred income tax benefits	48,925
Other assets	20,221
Non-current assets of businesses held for sale	14,010

Total Assets	$3,125,259

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$127,977
Accrued liabilities	217,019
Current maturities of long-term debt	17,429
U.S. and foreign income taxes	7,321
Current liabilities of businesses held for sale	2,117

Total Current Liabilities	371,863
Long-Term Liabilities
Credit facilities	70,000
Long-term debt, net of current maturities	712,287
Deferred income tax liabilities	42,507
Pension and post-retirement obligations	66,465
Long-term U.S. income taxes payable	38,640
Other liabilities	16,033
Non-current liabilities of businesses held for sale	3,072
Total Shareholders’ Equity	1,804,392

Total Liabilities and Shareholders’ Equity	$3,125,259